UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 17, 2011

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 17, 2011, Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), held a special meeting of shareholders (the “Special Meeting”).  The Special Meeting was called for the following purposes:

(1)

To vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of August 15, 2011, as amended by Amendment No. 1 to the Agreement and Plan of Merger, by and among Renaissance, Raphael Holding Company, a Delaware corporation, and Raphael Acquisition Corp., a Wisconsin corporation and indirect wholly owned subsidiary of Raphael Holding Company (the “Merger Agreement”).  The final voting results on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes

21,862,895	4,766,411	271,188	0

(2)

To cast a non-binding advisory vote to approve “golden parachute” compensation that certain executive officers of Renaissance will or may receive in connection with the merger under their existing agreements with Renaissance.  The final voting results on this proposal are as follows:

For	Against	Abstain	Broker Non-Votes

25,668,455	933,358	298,681	0

Item 8.01.  Other Events.

On October 19, 2011, the previously announced merger pursuant to the Merger Agreement was completed.  A copy of the press release announcing the completion of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated October 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 19, 2011

RENAISSANCE LEARNING, INC.

By:

/s/ Nic Volpi

Nic Volpi

Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 19, 2011